As filed with the Securities and Exchange Commission on November 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLONY BANKCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1492391
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

115 South Grant Street

Fitzgerald, Georgia 31750

(229) 426-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Derek Shelnutt

Executive Vice President and Chief Financial Officer

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Tel: (229) 426-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mark C. Kanaly, Esq.

David S. Park, Esq.

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

this registration statement shall hereafter become effective in accordance with THE PROVISIONS OF Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by the registrant of up to $150,000,000 in the aggregate of the registrant’s common stock, preferred stock, senior debt securities, subordinated debt securities, depository shares, purchase contracts, units, warrants and/or rights from time to time in one or more offerings; and

•	an equity distribution agreement prospectus supplement, which covers the offering, issuance and sale by the registrant of up to $40,000,000 in the aggregate of shares of the registrant’s common stock that may be issued and sold from time to time under an equity distribution agreement with Piper Sandler & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus supplement immediately follows the base prospectus. The $40,000,000 of shares of common stock that may be offered, issued and sold under the equity distribution agreement prospectus supplement is included in the $150,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the equity distribution agreement with Piper Sandler & Co., any portion of the $40,000,000 included in the equity distribution agreement prospectus supplement that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares of common stock are sold under the equity distribution agreement, the full $40,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 3, 2025

PROSPECTUS

Colony Bankcorp, Inc.

$150,000,000

Common Stock

Preferred Stock

Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants
Rights

Colony Bankcorp, Inc. may offer the securities listed above in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus provides a general description of the securities we may offer and the general manner in which they may be offered. Each time we offer and sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades on the exchange under the symbol “CBAN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, to or through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” beginning on page 9 of this prospectus, as well as any risk factors included in the applicable prospectus supplement and the risk factors contained in certain of our periodic reports and other information that we file with the Securities and Exchange Commission, which are incorporated by reference herein, and carefully consider that information before buying our securities.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or deposits or obligations of any bank and are not insured by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

This prospectus is dated                      , 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, using this prospectus, together with an applicable prospectus supplement, we may sell, from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities up to a total dollar amount of $150,000,000 described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read at the SEC’s Internet site at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of such underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

All references to “Colony Bankcorp, Inc.,” “Colony,” “the Company,” “we,” “our,” “us” and similar terms refer to Colony Bankcorp, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the New York Stock Exchange, you can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also maintain an Internet site at www.colony.bank at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference into this prospectus information and reports that we file with the SEC. This means that we may disclose important information to you by referring you to another document that we filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This prospectus incorporates by reference the documents which are listed below that the Company has previously filed with the SEC. These documents contain important information about the Company, including our business, financial condition and results of operations. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 9, 2025, and June 30, 2025, filed with the SEC on August 8, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2025, February 27, 2025, March 19, 2025, May 23, 2025 and July 23, 2025 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•	The description of our securities contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any amendments or reports filed with the SEC for the purpose of updating such description;

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act); and

•	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities offered hereby (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Investor Relations

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Tel: (229) 426-6000

SPECIAL CAUTIONARY NOTICE
REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, our expectations, beliefs, projections, future financial performance, future plans and strategies, anticipated events or trends and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, including through the proposed merger of TC Bancshares, Inc. (“TCBC”) with the Company (the “Merger”) or other prospective or potential acquisitions, our other business strategies and other statements that are not historical facts. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas, including the effects of inflationary pressures, changes in interest rates, supply chain issues, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing;

•	changes in interest rate environment (including changes to the federal funds rate, the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities and market fluctuations, and interest rate sensitive assets and liabilities), and competition in our markets may result in increased funding costs or reduced earning assets yields, thus reducing our margins and net interest income;

•	uncertainties surrounding geopolitical events, trade policy, taxation policy, and monetary policy which continue to impact the outlook for future economic growth, including U.S. imposition of tariffs and consideration of responsive actions by the impacted nations and/or the expansion of import fees and tariffs among a larger group of nations, which is bringing greater ambiguity to the outlook for future economic growth;

•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets;

•	the risk that a future economic downturn and contraction, including a recession, could have a material adverse effect on our capital, financial condition, credit quality, results of operations and future growth, including the risk that the strength of the current economic environment could be weakened by the impact of prolonged elevated interest rates, persistent inflation, trade wars or economic uncertainty as a result of the foregoing;

•	factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health and credit quality of our borrowers and the success of various projects that we finance;

•	concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•	changes in the prices, values and sales volumes of commercial and residential real estate, especially as they relate to the value of collateral supporting the Company’s loans;

•	weakness in the real estate market, which can affect, among other things, the value of collateral securing mortgage loans, mortgage loan originations and delinquencies, and mortgage fee income;

•	credit and lending risks associated with our loan portfolios;

•	factors that negatively impact our mortgage banking services, including declines in our mortgage originations or profitability due to rising or elevated interest rates and increased competition and regulation, the Bank’s or third party’s failure to satisfy mortgage servicing obligations, loan modifications, the effects of judicial or regulatory requirements or guidance, and the possibility of the Bank being required to repurchase mortgage loans or indemnify buyers;

•	the impact of prolonged elevated interest rates on our financial projections and models;

•	our ability to attract sufficient loans that meet prudent credit standards;

•	our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;

•	our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses (“ACL”);

•	the adequacy of our reserves (including ACL) and the appropriateness of our methodology for calculating such reserves;

•	adverse developments in the banking industry highlighted by high-profile bank failures and the impact of such developments on customer confidence, liquidity and regulatory responses to these developments (including increases in the cost of our deposit insurance assessments and increased regulatory scrutiny), our ability to effectively manage our liquidity risk and any growth plans and the availability of capital and funding;

•	our ability to successfully execute our business strategy to achieve profitable growth;

•	the concentration of our business within our geographic areas of operation in Georgia, Alabama, Florida and neighboring markets;

•	our focus on small and mid-sized businesses;

•	our ability to manage our growth;

•	our ability to increase our operating efficiency;

•	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;

•	risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;

•	inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk (including by virtue of our relationships with third party business partners, as well as our relationships with third party vendors and other service providers), strategic risk, reputational risk and other risks inherent to the business of banking;

•	our ability to maintain expenses in line with current projections;

•	the makeup of our asset mix and investments;

•	external economic, political and/or market factors, such as changes in monetary and fiscal policies and laws, and also including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;

•	the potential implementation of a regulatory reform agenda under the current presidential administration that is significantly different than that of the prior administration, impacting rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;

•	continued or increasing competition from other financial institutions (including fintech companies), credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;

•	challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;

•	restraints on the ability of the Bank to pay dividends to us, which could limit our liquidity;

•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;

•	a failure in the internal controls we have implemented to address the risks inherent to the business of banking;

•	inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance;

•	changes in our management personnel or our inability to retain, motivate and hire qualified management personnel;

•	the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets, which may be impacted as a result of labor shortages;

•	our ability to prevent, identify and address cyber-security risks (which may be exacerbated by the development of generative artificial intelligence), fraud and systems errors;

•	disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems, and the cost of defending against them and any reputational or other financial risks following such a cybersecurity incident;

•	our business relationships with, and reliance upon, third parties that have strategic partnerships with us or that provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and disruptions in service, security breaches, financial difficulties with or other adverse events affecting a third-party vendor or business relationship;

•	an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies;

•	fraudulent and negligent acts by our clients, employees or vendors and our ability to identify and address such acts;

•	the risks related to the Merger, without limitation: (a) the risk that the cost savings and any revenue synergies from the Merger are less than or different from expectations, (b) disruption from the Merger with customer, supplier, or employee relationships, (c) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and between the Company and TCBC, (d) the failure to obtain necessary regulatory approvals for the Merger, (e) the failure to obtain the approval of the Company’s and TCBC’s shareholders in connection with the Merger, (f) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (g) the failure of the conditions to the Merger to be satisfied, (h) the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (i) the diversion of management time on Merger-related issues, (j) the ability of the Company to effectively manage the larger and more complex operations of the combined company following the Merger, (k) the risks associated with the Company’s pursuit of future acquisitions, (l) the risk of expansion into new geographic or product markets, (m) reputational risk and the reaction of the parties’ customers to the Merger, (n) the Company’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, (o) the risk of potential litigation or regulatory action related to the Merger, and (p) general competitive, economic, political, and market conditions;

•	risks related to potential acquisitions, including the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit;

•	the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;

•	compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	changes in our accounting standards;

•	changes in tariffs and trade barriers;

•	changes in federal tax law or policy;

•	the institution and outcome of litigation and other legal proceedings against us or to which we may become subject to;

•	the impact of recent and future legislative and regulatory changes;

•	examinations by our regulatory authorities;

•	the effects of war or other conflicts, civil unrest, acts of terrorism, acts of God, natural disasters, health emergencies, epidemics or pandemics, climate changes, or other catastrophic events that may affect general economic conditions;

•	risks related to diversity, equity and inclusion (“DEI”) and environmental, social and governance (“ESG”) strategies and initiatives, the scope and pace of which could alter the Company’s reputation and shareholder, associate, customer and third-party affiliations or result in litigation in connection with anti-DEI and anti-ESG laws, rules or activism; and

•	a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I – Item 1A. Risk Factors” and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

COLONY BANKCORP, INC.

The following is a brief summary of our business. It does not contain all of the information that may be important to you. Before you decide to purchase any of our securities, you should read carefully this entire prospectus and the accompanying prospectus supplement, along with any other information we refer to in, or incorporate by reference into, this prospectus and accompanying prospectus supplement.

General

Colony Bankcorp, Inc. is a financial services company and a registered bank holding company headquartered in Fitzgerald, Georgia. The Company was incorporated on November 8, 1982 under the laws of the State of Georgia. The Company was organized for the purpose of operating as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. Our business is conducted primarily through our wholly-owned bank subsidiary, Colony Bank, a Georgia state-chartered commercial bank (the “Bank”), which provides a broad range of banking services to its retail and commercial customers. We operate locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. At June 30, 2025, the Company had total consolidated assets of $3.1 billion, total loans of $2.0 billion, total deposits of $2.6 billion, and stockholders’ equity of $293.9 million. Deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

On July 23, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TC Bancshares, Inc., a Georgia corporation (“TCBC”), pursuant to which TCBC will be merged with and into the Company (the “Merger”). Pursuant to and simultaneously with entering into the Merger Agreement, the Bank and TCBC’s wholly-owned subsidiary bank, TC Federal Bank, entered into a Bank Plan of Merger and Merger Agreement whereby TC Federal Bank will be merged with and into the Bank immediately following the Merger of TCBC with and into the Company. Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, each outstanding share of TCBC common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, at the election of each TCBC shareholder, either (i) $21.25 in cash or (ii) 1.25 shares of the Company’s common stock, subject to customary proration and allocation procedures such that approximately 20% of TCBC shares will be converted to cash consideration and the remaining 80% of TCBC shares will be converted to Colony common stock. The Merger is expected to close during the fourth quarter of 2025, subject to customary closing conditions described in the Merger Agreement.

Our principal executive offices are located at 115 South Grant Street, Fitzgerald, Georgia 31750, our telephone number is (229) 426-6000, and our Internet address is www.colony.bank. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

The Parent Company

Because the Company is a financial services company and a registered bank holding company, its principal operations are conducted through the Bank. It has 100 percent ownership of the Bank and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the Bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review. As a bank holding company, we also perform certain shareholder and investor relations functions.

Colony Bank – Banking Services

Our principal subsidiary is the Bank. The Bank, headquartered in Fitzgerald, Georgia, offers a comprehensive range of banking solutions tailored to both personal and commercial customers. Our lending solutions include loans for small and medium-sized businesses, residential and commercial construction, land development and commercial real estate. We also provide commercial loans, agri-business and production loans, residential mortgages, home equity loans, and consumer loans. In addition to traditional lending, we offer specialized loan programs, including government-guaranteed loans through our Small Business Specialty Lending department and financing for marine and recreational vehicles.

Our deposit products serve as the primary funding source for our loans and are designed to meet the needs of both individuals and businesses. We offer a variety of noninterest-bearing and interest-bearing accounts, including checking, savings, money market, and other deposit options. Our focus is on expanding core deposits while strengthening customer relationships. To complement our deposit offerings, we also provide treasury solutions, merchant services, and other financial tools that support businesses in managing cash flow and operational efficiency.

We also offer internet banking services, electronic bill payment services, safe deposit box rentals, telephone banking, credit and debit card services, remote depository products and access to a network of ATMs to our customers. The Bank conducts its business through thirty-eight offices, thirty-five of which are located in north, central, south and coastal Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, LaGrange, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Fayetteville, Rochelle, Rockmart, Cedartown, Chickamauga, Atlanta, Athens, Augusta, Macon, Manchester, Quitman, Thomaston, Valdosta and Statesboro, Georgia as well as offices in Birmingham, Alabama, Tallahassee, Florida and Inlet Beach, Florida. The Bank also maintains loan production offices in Birmingham, Alabama, Tallahassee, Florida and the Florida Panhandle.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, senior and subordinated debt securities, depositary shares, purchase contracts, units, warrants and rights that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of such securities. The particular terms of any security will be described in the related prospectus supplement and other offering material.

DESCRIPTION OF CAPITAL STOCK

The material terms and provisions of the Company’s capital stock are summarized as set forth below. The following summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Georgia Business Corporation Code (“GBCC”) and by the Articles of Incorporation (as amended, the “Articles”) and Amended and Restated Bylaws (as amended, the “Bylaws”) of the Company. Copies of our Articles and Bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference.”

Common Stock

Authorized. Colony has 50,000,000 shares of authorized common stock, $1.00 par value, of which 17,461,284 were issued and outstanding as of October 30, 2025.

Voting Rights; Cumulative Voting. Pursuant to the Colony Bylaws, each outstanding share of Colony common stock is entitled to one vote on each matter submitted to a vote. Holders of Colony common stock do not have cumulative voting rights.

Board of Directors. Under Article 3.3 of the Colony Bylaws, the board of directors shall consist of not less than three (3), nor more than twenty-five (25) persons, with the exact number of directors to be determined from time to time by resolution of the board, or by resolution of the shareholders at any annual or special meeting of shareholders. The directors shall be elected by a majority of votes cast at a meeting where a quorum is present, provided, however, that in the event of a contested election for a director seat, such director shall be elected by a plurality of votes received rather than a majority of votes cast.

Dividends. Holders of Colony common stock are entitled to receive dividends if, as and when declared by the board of directors out of any funds legally available for dividends. Holders of Colony common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata net assets, if any. Colony pays dividends on its common stock only if it has paid or provided for all dividends on its outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Colony is a legal entity separate and distinct from Colony Bank. There are various restrictions that limit the ability of Colony Bank to finance, pay dividends or otherwise supply funds to Colony or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.

The principal source of funds from which Colony pays cash dividends are the dividends received from its bank subsidiary, Colony Bank. Consequently, dividends are dependent upon Colony Bank’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Georgia law requires prior approval for a bank to pay dividends where the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds fifty (50) percent of its net after-tax profits before dividends for the previous calendar year. A depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized.

Preemptive Rights; Liquidation. Colony common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of Colony common stock. In the event of liquidation, holders of Colony common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of Colony preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to Colony common stock.

Preferred Stock

Under the terms of our Articles, our Company has authorized the issuance of up to 10,000,000 shares of preferred stock, no par value, any part or all of which shares may be established and designated from time to time by the board of directors by filing an amendment to the Articles, which is effective without shareholder action, in accordance with the appropriate provisions of the GBCC. If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our Articles authorize our board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Anti-Takeover Provisions

Voting Requirements; Business Combinations or Control Share Acquisition. The GBCC states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The Colony Articles do not provide for a greater than majority vote on such a transaction.

Authorized but Unissued Shares. The corporate laws and regulations applicable to Colony enable its board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Colony’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Colony’s common or preferred stock at its sole discretion may enable Colony’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Colony. In addition, the ability of the board of directors to issue authorized but unissued shares of Colony capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Colony’s Articles contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Colony’s Bylaws provide that the size of the board of directors shall not be less than three (3), nor more than twenty-five (25) persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the board of directors, or by resolution of the shareholders at any annual or special meeting of shareholders. As a result, the board of directors is able to increase the size of the board between annual meetings. Colony’s Bylaws provide that the board of directors, even if less than a quorum, may fill a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors. In addition, Section 14-2-810 of the GBCC provides that the shareholders may fill a vacancy on the board of directors. The GBCC also provides that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Removal of Directors. Colony’s Bylaws allow for the removal of the entire board of directors or any individual director from the board with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

No Cumulative Voting. The GBCC does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and Colony’s Articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of Colony common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. Under Colony’s Bylaws, special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by Colony upon the written request of the holders of forty-five percent (45%) or more of all the shares of capital stock entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, Chairman of the board of directors, or the board of directors. Colony must give written or printed notice of the place, day and hour of each special shareholders’ meeting no fewer than ten (10) days nor more than sixty (60) days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of a special meeting must state the general nature of the business to be transacted.

Notice Procedures for Director Nominations and Shareholder Proposals. Colony’s Bylaws require shareholders to provide timely notice in proper form of their intent to bring a matter for shareholder action at an annual meeting of the shareholders. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of Colony not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Exchange Act.

Under Rule 14a-8 of the Securities Exchange Act, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Amendment of the Articles of Incorporation or Bylaws. Colony’s Articles may be amended in accordance with the GBCC, which generally requires the approval of the Colony board of directors and the holders of a majority of the votes entitled to be cast on the amendment. Colony’s Bylaws may be altered or amended and new bylaws may be adopted by the shareholders or by the board of directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the board of directors. Except as otherwise provided in Colony’s Articles, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

Limitations on Directors’ and Officers’ Liability. The Colony Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of Colony, or that such person is or was serving, at the request of Colony, as a director, trustee, officer, employee, or agent of another firm, corporation, trust or other organization or enterprise; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the board of directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Colony Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such director, trustee, officer, employee or agent is entitled to be indemnified by Colony as provided above.

The Colony Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Bylaws.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

We may offer from time-to-time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

The following summary of the general terms and provisions of the indenture is not complete (the text below refers to both indentures as the form of “indenture”). Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part. The indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

As provided in a supplemental indenture, officers’ certificate or board resolution, the particular terms of each series of debt securities will be adopted pursuant to authority granted by our board of directors, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities;”

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable, if by wire transfer, mail or other means, where the debt securities may be surrendered for registration or exchange and where notices and demands in respect of the debt securities may be served;

•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officers’ certificate, board resolution or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat DTC as the holder of a debt security and/or any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for beneficial interests in each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book-entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person, which we refer to as a “successor,” unless:

•	we are the surviving corporation, or the successor (if not us) is a corporation, organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events unless in the establishing board resolution, supplemental indenture or officers’ certificate, it is provided that such series of debt securities shall not have the benefit of said event of default:

•	default in the payment when due of any interest on any debt security of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

•	default in the payment when due of principal of any debt security of that series;

•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic (without any notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Each indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25.0% in principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered indemnity of security satisfactory to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days; and

•	certain other conditions are met.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification and Waiver

We may amend or supplement the indenture or a series of debt securities if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment or waiver without the consent of the specific holder of an affected debt security then outstanding if that amendment or waiver will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•	reduce the principal or change the stated maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest, if any, on any debt security payable in any currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders, waive our compliance with provisions of the indenture. In certain circumstances, the indenture can be amended without the consent of the holders. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act), and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•	a default (other than a payment default) with respect to designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, unless the indenture otherwise prohibits such payment or distribution at the time of such payment or distribution.

No new payment blockage notice may be given unless and until 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, premium, if any, and interest on the debt securities that have come due have been paid in full in cash. A non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness as described in the indenture.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee, reimburse the trustee for reasonable expenses and to indemnify the trustee against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee and will not be subject to subordination.

Certain Definitions

“Indebtedness” means:

(1)  all indebtedness, obligations and other liabilities (contingent or otherwise) for borrowed money (including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services);

(2)  all reimbursement obligations and other liabilities (contingent or otherwise) with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)  all obligations and liabilities (contingent or otherwise) in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)  all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such person under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)  all obligations (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities (contingent or otherwise), to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)  any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold, regardless of whether the indebtedness or other obligation secured thereby shall be assumed by us; and

(8)  any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“Senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, additional amounts, if any, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below will apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only surrendering part of the depositary shares represented by a depositary receipt for conversion, new depositary receipts will be issued for any depositary shares that are not surrendered.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement may limit our obligations and the obligations of the depositary. It may also limit our liability, and the liability of the depositary, as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	we and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we may agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary, and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt or equity securities at a future date or dates. The consideration for such securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and other securities. These contracts, and the holders’ obligations to purchase our securities under the purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that may mature prior to, or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve Board. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase common stock, preferred stock, senior debt securities, subordinated debt securities, other securities or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If applicable, the warrant agent would act solely as our agent in connection with the warrants of such series and would not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and a description of the applicable warrant agreement will be provided in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of any warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or share of a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

General

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe any such material relationship in the prospectus supplement, naming the underwriter and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus or prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus or prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus or prospectus supplement (or a post-effective amendment).

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

At-the-Market Offerings

To the extent that we make sales through one or more sales agents in “at-the-market” offerings (as defined in Rule 415 promulgated under the Securities Act), we will do so pursuant to the terms of an equity distribution agreement or other at-the-market offering arrangement between us and the sales agent(s). Pursuant to such agreement, such sales agent(s) would use commercially reasonable efforts upon written instructions from us to sell on our behalf, as our agent, shares of common stock or preferred stock or depositary shares offered as agreed upon by us and the sales agent(s). We will designate the maximum amount of shares to be sold through the sales agent(s), on a daily basis or otherwise as we and the sales agent(s) agree. Any such agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. We may instruct the sales agent(s) not to sell shares if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering under any equity distribution agreement by notifying the sales agent(s). Likewise, the sales agent(s) may suspend the offering under the applicable equity distribution agreement by notifying us of such suspension. The offering pursuant to an equity distribution agreement will terminate upon the earlier of (i) the sale of all shares subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by us or by the sales agent.

We also may sell shares to a sales agent as principal for its own accounts at a price agreed upon at the time of sale. If we sell shares to any sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

Sales agents under our equity distribution agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange, the existing trading market for our common stock and depositary shares, sales made directly on another exchange, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our shares, the amounts underwritten, and the nature of its obligations to take shares of our common or preferred stock or depositary shares will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus is being passed upon by counsel of the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Colony Bankcorp, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and the effectiveness of Colony Bankcorp, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Mauldin & Jenkins, LLC, an independent registered public accounting firm, as set forth in their reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Colony Bankcorp, Inc.

Up to $150,000,000

Common Stock

Preferred Stock

Senior Debt Securities
Subordinated Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants
Rights

PROSPECTUS

, 2025

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 3, 2025

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 3, 2025)

Up to $40,000,000

Common Stock

We have entered into an equity distribution agreement, dated November 3, 2025 (the “Equity Distribution Agreement”), with Piper Sandler & Co. (the “Placement Agent” or “Piper Sandler”), relating to the sale of shares of our common stock, par value $1.00 per share (our “common stock”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Equity Distribution Agreement, we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $40 million through Piper Sandler, acting as our placement agent.

Sales of the shares of our common stock to which this prospectus supplement and the accompanying base prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, or otherwise at market prices prevailing at the time of sale (which may be deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, (the “Securities Act”)) or negotiated transactions, or as otherwise agreed with the Placement Agent, including in block transactions or any other method permitted by law. The offering of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the Equity Distribution Agreement and (2) the termination of the Equity Distribution Agreement, pursuant to its terms, as permitted therein. The Placement Agent is not required to sell any specific amount of securities but will act as placement agent using commercially reasonable efforts to sell on our behalf all of the shares or our common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Placement Agent and us.

The Placement Agent will be entitled to compensation of up to 3.0% of the gross proceeds from the sale of the shares of our common stock sold through the Placement Agent under the Equity Distribution Agreement, as further described herein under the caption “Plan of Distribution.” In connection with the sale of shares of our common stock on our behalf, the Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Placement Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “CBAN.” The last reported sale price of our common stock on the NYSE on October 30, 2025 was $16.01 per share. You are urged to obtain current market prices of our common stock.

Investing in our common stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Supplemental Risk Factors” beginning on page S-11 of this prospectus supplement, the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into the prospectus supplement and the accompanying base prospectus, and under similar headings in other documents filed with the Securities and Exchange Commission after the date hereof and incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The shares of our common stock offered pursuant to this prospectus supplement has not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), or any state securities commission or other regulatory authority nor has the SEC, any state securities commission or other regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock to be offered and sold pursuant to this prospectus supplement will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the FDIC, the Bank Insurance Fund, or any other government agency or instrumentality.

Piper Sandler

The date of this prospectus supplement is                         , 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf registration” process and relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation Of Certain Information By Reference” below. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) the first part, the accompanying base prospectus, including the documents incorporated by reference therein, provides more general information about us and the common stock offered by this prospectus supplement and the accompanying base prospectus; and (2) the second part of this document is this prospectus supplement, which describes the specific terms of this offering and certain other matters and adds to, and updates, information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. Generally, when we refer to the “prospectus”, we are referring to this prospectus supplement and the accompanying base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are not, and the Placement Agent is not, making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Placement Agent, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. The information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates and, except as required by law, we are not obligated, and do not intend to, update or revise such documents as a result of new information, future events or otherwise. Our business, financial condition, results of operations, and prospects may have changed since the date of those respective documents. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the accompanying base prospectus, “Supplemental Risk Factors” contained in this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

All references to “Colony Bankcorp, Inc.,” “Colony,” “the Company,” “we,” “our,” “us” and similar terms refer to Colony Bankcorp, Inc., a Georgia corporation, and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. References to “Bank” refer to Colony Bank, our wholly-owned banking subsidiary. Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. In addition, since some of our securities are listed on the New York Stock Exchange, you can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York. We also maintain an Internet site at www.colony.bank at which there is additional information about our business, however the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus supplement or the accompanying base prospectus.

This prospectus is part of a Registration Statement that we filed with the SEC and does not contain all of the information in the Registration Statement. The full Registration Statement, including exhibits to the Registration Statement, provides additional information about us and the securities offered under this prospectus supplement and accompanying base prospectus and may be obtained from the SEC or us, as noted above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference into this prospectus supplement and accompanying base prospectus information and reports that we file with the SEC. This means that we may disclose important information to you by referring you to another document that we filed separately with the SEC. Any information referred to in this way is considered part of this prospectus supplement and accompanying base prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This prospectus supplement incorporates by reference the documents which are listed below that the Company has previously filed with the SEC. These documents contain important information about the Company, including our business, financial condition and results of operations. We incorporate by reference the following documents (other than information “furnished” and not “filed”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 9, 2025, and June 30, 2025, filed with the SEC on August 8, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on January 22, 2025, February 27, 2025, March 19, 2025, May 23, 2025 and July 23, 2025 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•	The description of our securities contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and accompanying base prospectus all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of filing of our Registration Statement containing this prospectus and prior to the termination of the offering and the filing of a post-effective amendment to our Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement or accompanying base prospectus, except as so modified or superseded. The information relating to us contained in this prospectus supplement and accompanying base prospectus should be read together with the information contained in any documents incorporated by reference herein.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus or the accompanying base prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus or the accompanying base prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Investor Relations

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Tel: (229) 426-6000

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to, among other things, our expectations, beliefs, projections, future financial performance, future plans and strategies, anticipated events or trends and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, including through the proposed merger of TC Bancshares, Inc. (“TCBC”) with the Company (the “Merger”) or other prospective or potential acquisitions, our other business strategies and other statements that are not historical facts. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “strive,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements..

A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas, including the effects of inflationary pressures, changes in interest rates, supply chain issues, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing;

•	changes in interest rate environment (including changes to the federal funds rate, the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities and market fluctuations, and interest rate sensitive assets and liabilities), and competition in our markets may result in increased funding costs or reduced earning assets yields, thus reducing our margins and net interest income;

•	uncertainties surrounding geopolitical events, trade policy, taxation policy and monetary policy which continue to impact the outlook for future economic growth, including U.S. imposition of tariffs and consideration of responsive actions by the impacted nations and/or the expansion of import fees and tariffs among a larger group of nations, which is bringing greater ambiguity to the outlook for future economic growth;

•	our ability to comply with applicable capital and liquidity requirements, including our ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets;

•	the risk that a future economic downturn and contraction, including a recession, could have a material adverse effect on our capital, financial condition, credit quality, results of operations and future growth, including the risk that the strength of the current economic environment could be weakened by the impact of prolonged elevated interest rates, persistent inflation, trade wars or economic uncertainty as a result of the foregoing;

•	factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health and credit quality of our borrowers and the success of various projects that we finance;

•	concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;

•	changes in the prices, values and sales volumes of commercial and residential real estate, especially as they relate to the value of collateral supporting the Company’s loans;

•	weakness in the real estate market, which can affect, among other things, the value of collateral securing mortgage loans, mortgage loan originations and delinquencies, and mortgage fee income;

•	credit and lending risks associated with our loan portfolios;

•	factors that negatively impact our mortgage banking services, including declines in our mortgage originations or profitability due to rising or elevated interest rates and increased competition and regulation, the Bank’s or third party’s failure to satisfy mortgage servicing obligations, loan modifications, the effects of judicial or regulatory requirements or guidance, and the possibility of the Bank being required to repurchase mortgage loans or indemnify buyers;

•	the impact of prolonged elevated interest rates on our financial projections and models;

•	our ability to attract sufficient loans that meet prudent credit standards;

•	our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;

•	our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses (“ACL”);

•	the adequacy of our reserves (including ACL) and the appropriateness of our methodology for calculating such reserves;

•	adverse developments in the banking industry highlighted by high-profile bank failures and the impact of such developments on customer confidence, liquidity and regulatory responses to these developments (including increases in the cost of our deposit insurance assessments and increased regulatory scrutiny), our ability to effectively manage our liquidity risk and any growth plans and the availability of capital and funding;

•	our ability to successfully execute our business strategy to achieve profitable growth;

•	the concentration of our business within our geographic areas of operation in Georgia, Alabama, Florida and neighboring markets;

•	our focus on small and mid-sized businesses;

•	our ability to manage our growth;

•	our ability to increase our operating efficiency;

•	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;

•	risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;

•	inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk (including by virtue of our relationships with third party business partners, as well as our relationships with third party vendors and other service providers), strategic risk, reputational risk and other risks inherent to the business of banking;

•	our ability to maintain expenses in line with current projections;

•	the makeup of our asset mix and investments;

•	external economic, political and/or market factors, such as changes in monetary and fiscal policies and laws, and also including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;

•	the potential implementation of a regulatory reform agenda under the current presidential administration that is significantly different than that of the prior administration, impacting rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;

•	continued or increasing competition from other financial institutions (including fintech companies), credit unions and non-bank financial services companies, many of which are subject to different regulations than we are;

•	challenges arising from unsuccessful attempts to expand into new geographic markets, products or services;

•	restraints on the ability of the Bank to pay dividends to us, which could limit our liquidity;

•	increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;

•	a failure in the internal controls we have implemented to address the risks inherent to the business of banking;

•	inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance;

•	changes in our management personnel or our inability to retain, motivate and hire qualified management personnel;

•	the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets, which may be impacted as a result of labor shortages;

•	our ability to prevent, identify and address cyber-security risks (which may be exacerbated by the development of generative artificial intelligence), fraud and systems errors;

•	disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, our information technology systems, and the cost of defending against them and any reputational or other financial risks following such a cybersecurity incident;

•	our business relationships with, and reliance upon, third parties that have strategic partnerships with us or that provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and disruptions in service, security breaches, financial difficulties with or other adverse events affecting a third-party vendor or business relationship;

•	an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies;

•	fraudulent and negligent acts by our clients, employees or vendors and our ability to identify and address such acts;

•	the risks related to the Merger, without limitation: (a) the risk that the cost savings and any revenue synergies from the Merger are less than or different from expectations, (b) disruption from the Merger with customer, supplier, or employee relationships, (c) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Agreement and Plan of Merger by and between the Company and TCBC, (d) the failure to obtain necessary regulatory approvals for the Merger, (e) the failure to obtain the approval of the Company’s and TCBC’s shareholders in connection with the Merger, (f) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (g) the failure of the conditions to the Merger to be satisfied, (h) the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (i) the diversion of management time on Merger-related issues, (j) the ability of the Company to effectively manage the larger and more complex operations of the combined company following the Merger, (k) the risks associated with the Company’s pursuit of future acquisitions, (l) the risk of expansion into new geographic or product markets, (m) reputational risk and the reaction of the parties’ customers to the Merger, (n) the Company’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, (o) the risk of potential litigation or regulatory action related to the Merger, and (p) general competitive, economic, political, and market conditions;

•	risks related to potential acquisitions, including the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit;

•	the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;

•	compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	changes in our accounting standards;

•	changes in tariffs and trade barriers;

•	changes in federal tax law or policy;

•	the institution and outcome of litigation and other legal proceedings against us or to which we may become subject to;

•	the impact of recent and future legislative and regulatory changes;

•	examinations by our regulatory authorities;

•	the effects of war or other conflicts, civil unrest, acts of terrorism, acts of God, natural disasters, health emergencies, epidemics or pandemics, climate changes or other catastrophic events that may affect general economic conditions;

•	risks related to diversity, equity and inclusion (“DEI”) and environmental, social and governance (“ESG”) strategies and initiatives, the scope and pace of which could alter the Company’s reputation and shareholder, associate, customer and third-party affiliations or result in litigation in connection with anti-DEI and anti-ESG laws, rules or activism; and

•	a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I – Item 1A. Risk Factors” and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information from this prospectus supplement and the accompanying base prospectus to help you understand this offering of our common stock. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this prospectus supplement and the accompanying base prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as the other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “Supplemental Risk Factors” section of this prospectus supplement and the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in our common stock is appropriate for you.

Colony Bankcorp, Inc.

Colony Bankcorp, Inc. is a financial services company and a registered bank holding company headquartered in Fitzgerald, Georgia. The Company was incorporated on November 8, 1982 under the laws of the State of Georgia. The Company was organized for the purpose of operating as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. Our business is conducted primarily through our wholly-owned bank subsidiary, Colony Bank, a Georgia state-chartered commercial bank (the “Bank”), which provides a broad range of banking services to its retail and commercial customers. We operate locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. At June 30, 2025, the Company had total consolidated assets of $3.1 billion, total net loans of $2.0 billion, total deposits of $2.6 billion, and stockholders’ equity of $293.9 million. Deposits are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

Because the Company is a financial services company and a registered bank holding company, its principal operations are conducted through the Bank. It has 100 percent ownership of the Bank and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the Bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review. As a bank holding company, we also perform certain shareholder and investor relations functions.

Our principal subsidiary is the Bank. The Bank, headquartered in Fitzgerald, Georgia, offers a comprehensive range of banking solutions tailored to both personal and commercial customers. Our lending solutions include loans for small and medium-sized businesses, residential and commercial construction, land development and commercial real estate. We also provide commercial loans, agri-business and production loans, residential mortgages, home equity loans, and consumer loans. In addition to traditional lending, we offer specialized loan programs, including government-guaranteed loans through our Small Business Specialty Lending department and financing for marine and recreational vehicles.

Our deposit products serve as the primary funding source for our loans and are designed to meet the needs of both individuals and businesses. We offer a variety of noninterest-bearing and interest-bearing accounts, including checking, savings, money market, and other deposit options. Our focus is on expanding core deposits while strengthening customer relationships. To complement our deposit offerings, we also provide treasury solutions, merchant services, and other financial tools that support businesses in managing cash flow and operational efficiency.

We also offer internet banking services, electronic bill payment services, safe deposit box rentals, telephone banking, credit and debit card services, remote depository products and access to a network of ATMs to our customers. The Bank conducts its business through thirty-eight offices, thirty-five of which are located in north, central, south and coastal Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, LaGrange, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Fayetteville, Rochelle, Rockmart, Cedartown, Chickamauga, Atlanta, Athens, Augusta, Macon, Manchester, Quitman, Thomaston, Valdosta and Statesboro, Georgia as well as offices in Birmingham, Alabama, Tallahassee, Florida and Inlet Beach, Florida. The Bank also maintains loan production offices in Birmingham, Alabama, Tallahassee, Florida and the Florida Panhandle.

On July 23, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TC Bancshares, Inc., a Georgia corporation (“TCBC”), pursuant to which TCBC will be merged with and into the Company (the “Merger”). Pursuant to and simultaneously with entering into the Merger Agreement, the Bank and TCBC’s wholly-owned subsidiary bank, TC Federal Bank, entered into a Bank Plan of Merger and Merger Agreement whereby TC Federal Bank will be merged with and into the Bank immediately following the Merger of TCBC with and into the Company. Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, each outstanding share of TCBC common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, at the election of each TCBC shareholder, either (i) $21.25 in cash or (ii) 1.25 shares of the Company’s common stock, subject to customary proration and allocation procedures such that approximately 20% of TCBC shares will be converted to cash consideration and the remaining 80% of TCBC shares will be converted to Colony common stock. The Merger is expected to close during the fourth quarter of 2025, subject to customary closing conditions described in the Merger Agreement.

Our principal executive offices are located at 115 South Grant Street, Fitzgerald, Georgia 31750, our telephone number is (229) 426-6000, and our Internet address is www.colony.bank. We are not incorporating any information from our website into this prospectus supplement, and none of the information on our website is included or made a part of this prospectus supplement.

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our common stock offered hereby, see the “Description of Capital Stock” section of the accompanying base prospectus.

Issuer:	Colony Bankcorp, Inc.
Securities offered by us:	Shares of our common stock having an aggregate offering price of up to $40 million.
Common stock outstanding prior to this offering:	17,461,284 shares of common stock, $1.00 par value per share, issued and outstanding as of October 30, 2025.
NYSE symbol:	“CBAN”
Manner of offering:	“At-the-market” offering that may be made from time to time through Piper Sandler, as the Placement Agent. See “Plan of Distribution” on page S-18 for more information.
Use of proceeds:	The net proceeds of the offering will be used for general corporate purposes, which may include, without limitation, contribution to the capital of our subsidiary, Colony Bank, to support its lending activities and growth. Allocations of the net proceeds from this offering for specific purposes have not been made as of the date of this prospectus supplement. The precise amounts and timing of the application of any net proceeds will depend upon our business operations and funding requirements. See “Use of Proceeds” on page S-17 for more information.
Risk factors:	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Supplemental Risk Factors” beginning on page S-11 of this prospectus supplement, the information set forth under the heading “Risk Factors” in Item 1A of Part I beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus supplement and the accompanying base prospectus by reference, risks we may disclose in future filings from time to time with the SEC, and all other information included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus before investing in our common stock.
Transfer agent and registrar:	Equiniti Trust Company, LLC.

SUPPLEMENTAL RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully read and consider the risks, uncertainties and assumptions discussed below and in Item 1A, “Risk Factors,” in our most recent annual report on Form 10-K any updated information described in our subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC after the date of this prospectus supplement, all of which are incorporated by reference herein and in the accompanying base prospectus. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our common stock. See “Incorporation of Certain Information by Reference” on page S-2 and “Where You Can Find More Information” on page S-2.

Risks Associated with this Offering and our Common Stock

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock would have on the market price of our common stock.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, and the amount and timing of any resulting net proceeds, are uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Placement Agent at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Placement Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Placement Agent. Because the timing of any sales is not known at this time and the price per share of each share sold will fluctuate based on the market price of our common stock during any sales periods, it is not possible at this stage to predict the number of shares that will ultimately be issued or the amount or timing of any net proceeds we may receive.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our senior management will have broad discretion in the application of any net proceeds from this offering. Because of the number and variability of factors that will determine the amount and use of the net proceeds, their ultimate use may vary substantially from their currently intended use. Our senior management might not apply our net proceeds in ways that ultimately increase the value of your investment. While we expect to use the net proceeds from this offering as described under “Use of Proceeds” on page S-17 we are not obligated to do so. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds in ways that enhance shareholder value, we may fail to achieve expected financial results, which could adversely affect our business, financial condition and results of operations, and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We may issue additional equity securities or engage in other transactions which could dilute our book value or affect the priority of our common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock, preferred stock or other securities. Because our decision to issue securities in any future offering will depend on market conditions and other factors, some of which are beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be effected. Such offerings could be dilutive to holders of our common stock. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then-current holders of our common stock. The price per share at which we sell additional common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon our liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of our common stock at a time or price they find attractive.

The market price of our common stock may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Special Cautionary Notice Regarding Forward-Looking Statements,” these factors include, among others:

•	actual or anticipated quarterly fluctuations in our operating results, financial condition or asset quality;

•	changes in financial estimates or the publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	failure to declare dividends on our common stock from time to time;

•	failure to meet analysts’ revenue or earnings estimates;

•	fluctuations in the stock price and operating results of our competitors or other companies that investors deem comparable to us;

•	future sales of our common stock or other securities;

•	proposed or final regulatory changes or developments;

•	anticipated or pending regulatory investigations, proceedings or litigation that may involve or affect us;

•	reports in the press or investment community generally relating to our reputation or the financial services industry;

•	domestic and international economic and political factors unrelated to our performance;

•	failure to identify and successfully consummate acquisitions, integrate acquisitions or realize anticipated benefits from acquisitions;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	adverse weather conditions, including floods, tornadoes and hurricanes; and

•	geopolitical conditions such as acts or threats of terrorism or military conflicts.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results.

The trading volume in our common stock is less than that of other larger financial services companies.

Although our common stock is listed for trading on the NYSE, the trading volume for our common stock is low relative to other larger financial services companies, and you are not assured liquidity with respect to transactions in our common stock. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

Our common stock is equity and is therefore subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our existing and future indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of any preferred stock we may issue. Our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock. Furthermore, our right to participate in a distribution of assets upon the liquidation or reorganization of the Bank or other subsidiaries would be subject to the prior claims of such subsidiary’s creditors.

An investment in our common stock is not a deposit insured by the Federal Deposit Insurance Corporation (“FDIC”).

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is also subject to the market forces that affect the price of common stock of any company. As a result, if you invest in our common stock, you may lose some or all of your investment.

You may not receive dividends on the common stock.

Although we have previously declared quarterly cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected.

The Company is a legal entity separate and distinct from the Bank. The principal source of the Company’s cash flow, including cash flow to pay dividends to its stockholders, is dividends that the Bank pays to it. A variety of federal and state laws and regulations affect the ability of the Bank and the Company to pay dividends. For example, Georgia law requires prior approval for a bank to pay dividends where the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50 percent of its net after-tax profits before dividends for the previous calendar year. A depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal banking agencies may prevent the payment of a dividend if they determine that the payment would be an unsafe and unsound banking practice. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. Under a Federal Reserve policy adopted in 2009, the board of directors of a bank holding company must consider different factors to ensure that its dividend level is prudent relative to maintaining a strong financial position, and is not based on overly optimistic earnings scenarios, such as potential events that could affect its ability to pay, while still maintaining a strong financial position. As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should consult with the Federal Reserve and eliminate, defer or significantly reduce the bank holding company’s dividends if:

•	its net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•	its prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; or

•	it will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Neither the Company nor the Bank can give assurances that it will receive all required regulatory approvals to pay dividends. Subject to these regulatory restrictions, future cash dividends by the Company and the Bank will depend upon management’s assessment of future capital requirements, contractual restrictions and other factors.

If we fail to pay dividends, capital appreciation, if any, of our common stock may be the sole opportunity for gains on an investment in our common stock. In addition, in the event the Bank becomes unable to pay dividends to us, we may not be able to service our debt or pay our other obligations or pay dividends on our common stock and preferred stock. Accordingly, our inability to receive dividends from the Bank could also have a material adverse effect on our business, financial condition and results of operations and the value of your investment in our common stock.

Ownership of our common stock may require regulatory approval or result in adverse regulatory consequences.

We are a bank holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended (the “BHC Act”), owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

Any individual, acting alone or with other individuals, who is seeking to acquire, directly or indirectly, 10.0% or more of our outstanding common stock must comply with the Change in Bank Control Act (the “CBC Act”), which requires prior notice to and a nonobjection from the Federal Reserve for any acquisition. Additionally, any entity that wants to acquire 5.0% or more of our outstanding common stock, or otherwise control us, may need to obtain the prior approval of the Federal Reserve under the BHC Act. As a result, prospective investors in our common stock need to be aware of and comply with those requirements, to the extent applicable.

These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances in which our shareholders might otherwise receive a premium over the market price of our shares.

Under either the BHC Act and the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.

Risks Associated with the Proposed Acquisition of TCBC

We may fail to realize all of the anticipated benefits of the Merger.

The success of the acquisition of TCBC will depend, in part, on our ability to successfully combine our organization and TCBC’s organization. If we are not able to achieve this objective, the anticipated benefits of the Merger may not be realized fully or at all or may take longer than expected to be realized.

Both companies have operated and, until the completion of the Merger, will continue to operate independently. It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of TCBC or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers, depositors and counterparties of TCBC could choose to discontinue their relationships with the combined company post-Merger because they prefer doing business with TCBC or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on us and TCBC during the pre-Merger period and for an undetermined time after the completion of the Merger.

The Merger Agreement contains provisions granting both us and TCBC the right to terminate the Merger Agreement in certain circumstances.

The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the Merger is not completed on or prior to March 31, 2026 (subject to extension to April 30, 2026 if the only outstanding condition to closing is the receipt of regulatory approvals) and the right of TCBC to terminate the Merger Agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the Merger by the TCBC board of directors. If the Merger is not completed, our ongoing business could be adversely affected.

The completion of the Merger is subject to the consent and approval of federal and state banking regulators, which may impose conditions that could have an adverse effect on the combined company following the Merger.

The Merger is subject to approval by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Georgia Department of Banking and Finance. These regulatory agencies may impose conditions in connection with their approvals. While we do not currently anticipate that any material conditions or changes will be required, there can be no assurance that such conditions will not be imposed. Any such conditions could delay the completion of the Merger, increase costs, or limit the revenues of the combined company following the Merger, any of which could have an adverse effect on the combined company’s operations or financial performance. In addition, if either company experiences an adverse development in its regulatory standing, we may be required to withdraw the application for approval of the proposed Merger and, if feasible, resubmit it once the relevant supervisory concerns have been resolved. Finally, both us and TCBC have agreed to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable law to consummate the Merger. These efforts may involve additional costs and could adversely affect us, TCBC, or the combined company following the Merger.

The Merger is subject to certain closing conditions that, if not satisfied or waived, will result in the Merger not being completed, which may adversely affect us.

The Merger is subject to customary conditions to closing, including the receipt of required regulatory approvals. If any condition to the Merger is not satisfied or waived, to the extent permitted by law, the Merger will not be completed. In addition, the Merger Agreement may be terminated under certain circumstances even though the Merger Agreement has been approved by TCBC’s shareholders and the share issuance has been approved by our shareholders. If the Merger is not completed, neither company would realize any of the expected benefits of having completed the Merger. In addition, the market price of our common stock could decline to the extent that the current market prices reflect a market assumption that the Merger will be completed. If the Merger is not completed, additional risks could materialize, which could materially and adversely affect our business, financial condition and results of operations.

The combined company expects to incur substantial expenses related to the Merger.

The combined company expects to incur substantial expenses in connection with completing the Merger and combining the business, operations, networks, systems, technologies, policies and procedures of the two companies. Although both companies have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the Merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the Merger. In addition, many of these expenses will be incurred regardless of whether the Merger is completed. As a result of these expenses, both companies expect to take charges against their earnings before and after the completion of the Merger. The charges taken in connection with the Merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.

Either company may be subject to claims and litigation pertaining to the Merger that could prevent or delay the completion of the Merger.

Any lawsuits filed in connection with the proposed Merger could prevent or delay completion of the Merger and result in substantial costs to TCBC and us, including any costs associated with indemnification. The defense or settlement of any lawsuit or claim that may be filed seeking remedies against TCBC, its board of directors or us or our board of directors in connection with the Merger that remains unresolved at the effective time of the Merger r may adversely affect our business, financial condition, results of operations and cash flows.

Credit and Interest Rate Risks, Operational Risks, Strategic Risks and Economic Risks

For risks related to credit and interest rates, the economy and our operations and strategy, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

The risks and uncertainties we have described above and those incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks, or changes in management’s assumptions in evaluating the risks we face, might cause you to lose all or part of your investment in our common stock.

USE OF PROCEEDS

We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of the proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing.

We expect to use the net proceeds from the sale of the securities for our general corporate purposes, which may include, among other purposes, contribution to the capital of our subsidiary, Colony Bank, to support its lending, investing and other banking activities, and/or to repay indebtedness and to support or fund acquisitions and other strategic initiatives and activities permissible for bank holding companies.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Piper Sandler, under which we may offer and sell up to $40,000,000 of our shares of common stock from time to time through Piper Sandler acting as Placement Agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by the Placement Agent by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. In addition, with our prior consent and subject to the terms we may establish, the Placement Agent may also sell the common stock by any other method permitted by law, including privately negotiated transactions.

Each time we wish to issue and sell our shares of common stock under the Equity Distribution Agreement, we will notify the Placement Agent of the number of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Piper Sandler, unless Piper Sandler declines to accept the terms of such notice, Piper Sandler has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Placement Agent under the Equity Distribution Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Placement Agent generally will occur on the first full trading day following the date on which the sale was made. Sales of our shares of common stock in the offering generally will be settled through the facilities of The Depository Trust Company or by such other means as we and the Placement Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

For its services as Placement Agent, we will pay Piper Sandler a commission of up to 3.0% of the aggregate gross sales proceeds from each sale of shares our common stock sold pursuant to the Equity Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Piper Sandler for certain reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $125,000 in connection with the establishment of this “at the market offering” program in addition to certain ongoing disbursements of its legal counsel. In accordance with the Financial Industry Regulatory Authority, Inc. Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of the shares.

Piper Sandler will provide written confirmation to us no later than the open of the NYSE on the trading day immediately following each day on which our shares of common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the volume-weighted average price of the shares sold, the compensation payable by us to Piper Sandler pursuant to the Equity Distribution Agreement with respect to such sales and the proceeds to us of such shares, net of the sales commission.

In connection with the sale of our shares of common stock on our behalf, Piper Sandler may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Piper Sandler may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement, pursuant to its terms, as permitted therein. We and Piper Sandler may each terminate the Equity Distribution Agreement at any time upon specified prior notice.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference herein.

Piper Sandler and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities. However, neither Piper Sandler nor its affiliates will engage in transactions in our common stock that are intended to stabilize or maintain the market price of our common stock.

The prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered by this prospectus supplement will be passed upon for the Company by Alston & Bird LLP. The Placement Agent is being represented in connection with this offering by Troutman Pepper Locke LLP.

EXPERTS

The consolidated financial statements of Colony Bankcorp, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 and the effectiveness of Colony Bankcorp, Inc.’s internal control over financial reporting as of December 31, 2024 have been audited by Mauldin & Jenkins, LLC, an independent registered public accounting firm, as set forth in their reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $40,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Piper Sandler

, 2025

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee		$20,715
Listing fees and expenses		*
FINRA filing fee		*
Printing and engraving expenses		*
Trustee, registrar and transfer agent, and depositary fees and expenses		*
Attorneys’ fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.

Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director, to the extent consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

The Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she shall be made a party by reason of the fact that he or she is or was a director, trustee, officer, employee, or agent of Colony, or that he or she is or was serving, at the request of Colony, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided above.

The Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits

The exhibits listed in the Exhibit Index are filed or incorporated by reference as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

1.2	Equity Distribution Agreement, dated as of November 3, 2025, by and among Colony Bankcorp, Inc., Colony Bank and Piper Sandler & Co.**

2.1	Agreement and Plan of Merger, dated July 23, 2025, by and between Colony Bankcorp, Inc. and TC Bancshares, Inc. (incorporated herein by reference from Exhibit 2.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on July 23, 2025).

4.1	Articles of Incorporation, as amended (incorporated herein by reference from Exhibit 99.1 to Colony Bankcorp, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed on August 4, 2014).

4.2	Articles of Amendment to Articles of Incorporation, as amended (incorporated herein by reference from Exhibit 3.2 to Colony Bankcorp, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed on August 12, 2022).

4.3	Amended and Restated Bylaws of Colony Bankcorp, Inc. (incorporated herein by reference from Exhibit 3.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on September 18, 2020).

4.4	Description of Securities (incorporated herein by reference from Exhibit 4.1 to Colony Bankcorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 14, 2025).

4.5	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.6	Specimen Preferred Stock Certificate.*

4.7	Form of Senior Indenture.**

4.8	Form of Senior Debt Security.*

4.9	Form of Subordinated Indenture.**

4.10	Form of Subordinated Debt Security.*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Receipt (to be included in Exhibit 4.10).*

4.13	Form of Purchase Contract.*

4.14	Form of Unit Agreement.*

4.15	Form of Warrant Agreement (including form of warrant certificate).*

4.16	Form of Rights Agreement (including form of rights certificate).*

5.1	Opinion of Alston & Bird LLP as to the legality of the securities registered hereby.**

23.1	Consent of Mauldin & Jenkins, LLC.**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).**

24.1	Power of Attorney (included on the signature page).**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture.**

107	Filing Fee Table.**

*             To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

**           Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitzgerald, State of Georgia, on November 3, 2025.

COLONY BANKCORP, INC.

By:	/s/ Derek Shelnutt
	Name:	Derek Shelnutt
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Heath Fountain and Derek Shelnutt, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark H. Massee	Chairman of the Board	November 3, 2025
Mark H. Massee

/s/ T. Heath Fountain	Director, Chief Executive Officer	November 3, 2025
T. Heath Fountain	(Principal Executive Officer)

/s/ Derek Shelnutt	Executive Vice President and Chief Financial Officer	November 3, 2025
Derek Shelnutt	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott L. Downing	Director	November 3, 2025
Scott L. Downing

/s/ Brian D. Schmitt	Director	November 3, 2025
Brian D. Schmitt

/s/ Meagan M. Mowry	Director	November 3, 2025
Meagan M. Mowry

/s/ Matthew D. Reed	Director	November 3, 2025
Matthew D. Reed

/s/ Audrey D. Hollingsworth	Director	November 3, 2025
Audrey D. Hollingsworth

/s/ Paul Joiner, III	Director	November 3, 2025
Paul Joiner, III